UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2018

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 25, 2016 (the “Closing Date”), AxoGen, Inc. (the “Company”) and its wholly owned subsidiary AxoGen Corporation (“AC”), each as borrowers, entered into the term loan agreement (the “MC Term Loan Agreement”) with the lenders party thereto and MidCap Financial Trust (“MidCap”), as administrative agent and lender. Under the MC Term Loan Agreement, MidCap provided the Company a term loan in the aggregate principal amount of $21 million. On the Closing Date, the Company and AC, each as borrowers, also entered into a Credit and Security Agreement (Revolving Loan) (the “Revolving Loan Agreement” and together with the MC Term Loan Agreement, the “Loan Agreements”) with the lenders party thereto and MidCap, as administrative agent and a lender. Under the Revolving Loan Agreement, MidCap agreed to lend the Company up to $10 million under a revolving credit facility.

On May 22, 2018, the Company paid $26,879,732 to pay off all outstanding obligations under the Loan Agreements, including all fees associated with such payoff. Such aggregate payoff amount included a $620,000 prepayment fee and a $1,050,000 exit fee. As a result, effective as of May 22, 2018, the MC Term Loan Agreement and Revolving Loan Agreement are of no further force or effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 29, 2018

AXOGEN, INC.

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	General Counsel